UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 28, 2011 (October 27, 2011)
MOUNTAIN NATIONAL BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Tennessee	0-49912	75-3036312

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 East Main Street, Sevierville, Tennessee	37862

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (865) 428-7990
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On October 27, 2011, Mountain National Bank (the “Bank”), a wholly-owned subsidiary of bank holding company Mountain National Bancshares, Inc., a Tennessee corporation (the “Company”), accepted a Stipulation and Consent (the “Consent”) of the Bank to the issuance of a Consent Order (the “Order”) by the Office of the Comptroller of the Currency.
The summary description of the Order set forth below in this Item 1.01 as well as the Consent is qualified in its entirety by reference to the Consent and the Order, copies of which are filed herewith as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference.
Under the terms of the Order, the Bank has agreed to, among other things, take the following actions:
•	Maintain a Board committee to oversee the Bank’s compliance with the Order;
•
Develop, within 60 days of the date of the Order, a strategic plan covering at least a three-year period that establishes objectives for the Bank’s overall risk profile, earnings performance, growth, balance sheet mix, off-balance sheet activities, liability structure, capital adequacy, reduction in volume of nonperforming assets, product line development, and market segments that the Bank intends to promote or develop, together with strategies to achieve those objectives;

•
Develop and implement, within 60 days of the date of the Order, a capital plan that increases the Bank’s Total risk-based capital ratio and Tier 1 capital ratio to at least 12% and 9%, respectively, within 120 days of the date of the Order;

•
Prepare and submit, within 90 days of the date of the Order, a written assessment of the capabilities of certain of the Bank’s officers and, if the Board determines an officer’s performance needs improvement, implement a written program to improve the officer’s performance, skills and abilities;

•
Ensure adherence to the Bank’s written program to reduce and manage the high level of credit risk in the Bank, and at least quarterly prepare a written assessment of the Bank’s credit risk and the Bank’s adherence to the program;

•	Implement and adhere to a written program designed to protect the Bank’s interest in those assets criticized as “doubtful”, “substandard” or “special mention”;
•
Not extend, directly or indirectly, any additional credit to any borrower whose loans or other extensions of credit are criticized and whose aggregate loans and extensions of credit exceed $250,000, unless the Board makes certain determinations;

•
Establish, within 60 days of the date of the Order, an effective independent and ongoing independent loan review program to review, at least semi-annually, the Bank’s loan portfolio, to assure timely identification and categorization of problem credits;

•	Maintain and adhere to a written policy and procedures for the maintenance of an adequate Allowance for Loan and Lease Losses;

•	Adopt, implement and ensure adherence to an independent, risk-based audit program of all Bank operations and ensure immediate actions are undertaken to remedy deficiencies cited in audit reports;
•	Revise and maintain, within 60 days of the date of the Order, a comprehensive liability risk management program; and
•	Agree to certain limitations on third party contracts.
Item 7.01 Regulation FD Disclosure.
On October 28, 2011, the Company issued the press release furnished herewith as Exhibit 99.1 announcing that the Bank had entered into the Consent and Order.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit
No.	Description

10.1	Stipulation to the Issuance of a Consent Order, dated October 27, 2011.
10.2	Consent Order between Mountain National Bank and the Office of the Comptroller of the Currency, dated October 27, 2011.
99.1	Press Release, dated October 28, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOUNTAIN NATIONAL BANCSHARES, INC.
By:	/s/ Dwight B. Grizzell
	Name:	Dwight B. Grizzell
	Title:	President and Chief Executive Officer
Date: October 28, 2011

EXHIBIT INDEX

Exhibit
No.	Description

10.1	Stipulation to the Issuance of a Consent Order, dated October 27, 2011.
10.2	Consent Order between Mountain National Bank and the Office of the Comptroller of the Currency, dated October 27, 2011.
99.1	Press Release, dated October 28, 2011.